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                                   EXHIBIT 5

              OPINION AND CONSENT OF MARTIN, SNOW, GRANT & NAPIER
            AS TO THE LEGALITY OF THE SECURITIES REGISTERED HEREBY
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           [LETTERHEAD OF MARTIN, SNOW, GRANT & NAPIER APPEARS HERE]


July 16, 1996


Board of Directors
Colony Bankcorp, Inc.
302 South Main Street
Post Office Box 989
Fitzgerald, Georgia  31750

     RE:  REGISTRATION STATEMENT ON SEC FORM S-4 RELATING
          TO THE ISSUANCE OF AN ESTIMATED 159,475 SHARES
          OF THE $10.00 PAR VALUE COMMON STOCK OF COLONY
          BANKCORP, INC.

Gentlemen:

     This opinion is rendered in connection with the SEC Form S-4 Registration Statement (the "Registration Statement") which has been filed by Colony Bankcorp, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed issuance of an estimated 159,475 shares of the Company's common stock to be issued in connection with the proposed merger of Broxton Interim, Inc., a wholly-owned subsidiary of the Company, with and into Broxton State Bank pursuant to an Agreement and Plan of Reorganization dated June 4, 1996 and filed as Exhibit "A" to the proxy statement of the Company which is included in the Registration Statement. The precise number of shares to be issued will be determined on the effective date of the merger, and an amendment to the Registration Statement withdrawing the unissued shares from registration will be filed with the Securities and Exchange Commission.

     We are of the opinion that:

     (1) The estimated 159,475 shares of $10.00 par value common stock of the Company, when issued in connection with the acquisition of Broxton State Bank in accordance with the terms and conditions set forth in the Agreement, will, when issued, be validly issued, fully paid and non-assessable; and

     (2) No personal liability for the liabilities of the Company attaches to the ownership of its $10.00 par value common stock under the laws of the State of Georgia.
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Board of Directors
July 16, 1996
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                                    CONSENT
                                    -------

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the Proxy Statement of Colony Bankcorp, Inc., included in the Registration Statement.

                           Yours very truly,

                           MARTIN, SNOW, GRANT & NAPIER


                              /s/ John T. McGoldrick, Jr.
                           BY:---------------------------
                              JOHN T. McGOLDRICK, JR.

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